NXP Semiconductors Reports Second Quarter 2024 Results

EINDHOVEN, The Netherlands, July 22, 2024 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the second quarter, which ended June 30, 2024. “NXP delivered quarterly revenue of $3.13 billion, consistent with our guidance, with all our focus end-markets performing in-line with our expectations. With our second quarter results and guidance for the third quarter NXP has successfully navigated the cyclical trough in our businesses and we expect to resume sequential growth. We continue to manage what is in our control enabling NXP to drive resilient profitability and earnings in a challenging demand environment,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Second Quarter 2024:

•Revenue was $3.13 billion, down 5% percent year-on-year;
•GAAP gross margin was 57.3% percent, GAAP operating margin was 28.7% percent and GAAP diluted Net Income per Share was $2.54;
•Non-GAAP gross margin was 58.6% percent, non-GAAP operating margin was 34.3% percent, and non-GAAP diluted Net Income per Share was $3.20;
•Cash flow from operations was $761 million, with net capex investments of $(184) million, resulting in non-GAAP free cash flow of $577 million;
•During the second quarter of 2024, NXP continued to execute its capital return policy with the payment of $260 million in cash dividends, and the repurchase of $310 million of its common shares. The total capital return of $570 million in the quarter represented 99 percent of second quarter non-GAAP free cash flow. On a trailing twelve month basis, capital return to shareholders represented $2.4 billion or 81 percent of non-GAAP free cash flow. The interim dividend for the second quarter 2024 was paid in cash on July 10, 2024 to shareholders of record as of June 13, 2024. Subsequent to the end of the second quarter, between July 1, 2024 and July 19, 2024, NXP executed via a 10b5-1 program additional share repurchases totaling $69 million;
•On April 9, 2024, NXP announced the 5nm S32N55 processor, the first device in the S32N family of vehicle super-integration processors. As the heart of the recently announced S32 CoreRide central compute solution, it offers scalable combinations of safe, real-time and applications processing to address automakers’ diverse central compute needs;
•On June 4, 2024, NXP announced a collaboration with ZF Friedrichshafen AG ("ZF"), a global leader in e-mobility, on next-generation SiC-based traction inverter solutions for electric vehicles (EVs). ZF will adopt NXP's advanced GD316x high-voltage isolated gate drivers, to accelerate the adoption of 800-V and SiC power devices for next generation all electric vehicles; and
•On June 5, 2024, NXP and Vanguard International Semiconductor Corp. ("VIS") announced the plan to create a manufacturing joint-venture VisionPower Semiconductor Manufacturing Company Pte Ltd (“VSMC”) which will build a new 300mm semiconductor wafer manufacturing facility in Singapore. The joint-venture fab will support 130nm to 40nm mixed-signal, power management and analog products, targeting the automotive, industrial, consumer and mobile end markets. The underlying process technologies are planned to be licensed and transferred to the joint venture from TSMC.

Summary of Reported Second Quarter 2024 ($ millions, unaudited) (1)

	Q2 2024	Q1 2024	Q2 2023	Q - Q	Y - Y
Total Revenue	$3,127	$3,126	$3,299	—%	-5%
GAAP Gross Profit	$1,792	$1,783	$1,881	1%	-5%
Gross Profit Adjustments (i)	$(41)	$(35)	$(45)
Non-GAAP Gross Profit	$1,833	$1,818	$1,926	1%	-5%
GAAP Gross Margin	57.3%	57.0%	57.0%
Non-GAAP Gross Margin	58.6%	58.2%	58.4%
GAAP Operating Income (Loss)	$896	$856	$937	5%	-4%
Operating Income Adjustments (i)	$(175)	$(224)	$(218)
Non-GAAP Operating Income	$1,071	$1,080	$1,155	-1%	-7%
GAAP Operating Margin	28.7%	27.4%	28.4%
Non-GAAP Operating Margin	34.3%	34.5%	35.0%
GAAP Net Income (Loss) attributable to Stockholders	$658	$639	$698
Net Income Adjustments (i)	$(171)	$(201)	$(198)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$829	$840	$896
GAAP diluted Net Income (Loss) per Share (ii)	$2.54	$2.47	$2.67
Non-GAAP diluted Net Income (Loss) per Share (ii)	$3.20	$3.24	$3.43

Additional information
	Q2 2024	Q1 2024	Q2 2023	Q - Q	Y - Y
Automotive	$1,728	$1,804	$1,866	-4%	-7%
Industrial & IoT	$616	$574	$578	7%	7%
Mobile	$345	$349	$284	-1%	21%
Comm. Infra. & Other	$438	$399	$571	10%	-23%
DIO	148	144	137
DPO	64	65	63
DSO	27	26	29
Cash Conversion Cycle	111	105	103
Channel Inventory (months)	1.7	1.6	1.6
Gross Financial Leverage (iii)	1.9x	1.9x	2.1x
Net Financial Leverage (iv)	1.3x	1.3x	1.3x
1.Additional Information for the Second Quarter 2024:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Third Quarter 2024: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,150	$3,250	$3,350		$3,150	$3,250	$3,350
Q-Q	1%	4%	7%		1%	4%	7%
Y-Y	-8%	-5%	-2%		-8%	-5%	-2%
Gross Profit	$1,794	$1,868	$1,944	$(33)	$1,827	$1,901	$1,977
Gross Margin	57.0%	57.5%	58.0%		58.0%	58.5%	59.0%
Operating Income (loss)	$906	$970	$1,036	$(171)	$1,077	$1,141	$1,207
Operating Margin	28.8%	29.8%	30.9%		34.2%	35.1%	36.0%
Financial Income (expense)	$(75)	$(75)	$(75)	$(8)	$(67)	$(67)	$(67)
Tax rate	17.3%-18.3%				16.3%-17.3%
NCI & Other	$(11)	$(11)	$(11)	$(2)	$(9)	$(9)	$(9)
Shares - diluted	258.5	258.5	258.5		258.5	258.5	258.5
Earnings Per Share - diluted	$2.60	$2.80	$3.01		$3.21	$3.42	$3.63

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(12) million; Share-based Compensation, $(15) million; Other Incidentals, $(6) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(42) million; Share-based Compensation, $(116) million; Restructuring and Other Incidentals, $(13) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(8) million;
4.GAAP Non-Controlling Interest (NCI) and Other includes non-controlling interest $(8) million and Other $(3) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit

(provision), (xi) Results relating to equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, July 23, 2024 at 8:00 a.m. U.S. Eastern Standard Time (EST) to review the second quarter 2024 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $13.28 billion in 2023. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; increasing and evolving cybersecurity threats and privacy risks, including theft of sensitive or confidential data; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; the ability to maintain good relationships with NXP's suppliers; and a change in tax laws could have an effect on our estimated effective tax rate. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                    +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023

Revenue	$3,127	$3,126	$3,299
Cost of revenue	(1,335)	(1,343)	(1,418)
Gross profit	1,792	1,783	1,881
Research and development	(594)	(564)	(589)
Selling, general and administrative	(270)	(306)	(274)
Amortization of acquisition-related intangible assets	(28)	(51)	(81)
Total operating expenses	(892)	(921)	(944)
Other income (expense)	(4)	(6)	—
Operating income (loss)	896	856	937
Financial income (expense):
Extinguishment of debt	—	—	—
Other financial income (expense)	(75)	(70)	(74)
Income (loss) before income taxes	821	786	863
Benefit (provision) for income taxes	(154)	(141)	(158)
Results relating to equity-accounted investees	(3)	(1)	(1)
Net income (loss)	664	644	704
Less: Net income (loss) attributable to non-controlling interests	6	5	6
Net income (loss) attributable to stockholders	658	639	698

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.58	$2.49	$2.69
Diluted	$2.54	$2.47	$2.67

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	255,478	256,567	259,160
Diluted	258,732	258,954	261,303

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	June 30, 2024	March 31, 2024	July 2, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,859	$2,908	$3,863
Short-term deposits	400	400	—
Accounts receivable, net	927	881	1,061
Inventories, net	2,148	2,102	2,107
Other current assets	546	603	416
Total current assets	6,880	6,894	7,447

Non-current assets:
Other non-current assets	2,290	2,338	2,136
Property, plant and equipment, net	3,289	3,304	3,152
Identified intangible assets, net	796	839	1,110
Goodwill	9,941	9,945	9,950
Total non-current assets	16,316	16,426	16,348

Total assets	23,196	23,320	23,795

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	929	954	967
Restructuring liabilities-current	62	68	23
Other current liabilities	1,622	1,906	2,096
Short-term debt	499	—	999
Total current liabilities	3,112	2,928	4,085

Non-current liabilities:
Long-term debt	9,681	10,178	10,171
Restructuring liabilities	7	9	8
Deferred tax liabilities	48	46	40
Other non-current liabilities	1,003	1,009	1,014
Total non-current liabilities	10,739	11,242	11,233

Non-controlling interests	327	321	305
Stockholders’ equity	9,018	8,829	8,172
Total equity	9,345	9,150	8,477

Total liabilities and equity	23,196	23,320	23,795

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023
Cash flows from operating activities:
Net income (loss)	$664	$644	$704
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	213	235	281
Share-based compensation	114	115	102
Amortization of discount (premium) on debt, net	1	1	—
Amortization of debt issuance costs	1	2	2
Net (gain) loss on sale of assets	—	(2)	(1)
Results relating to equity-accounted investees	3	1	1
(Gain) loss on equity securities, net	3	2	(6)
Deferred tax expense (benefit)	(23)	(64)	(75)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	10	(25)	(20)
(Increase) decrease in inventories	(46)	32	(129)
Increase (decrease) in accounts payable and other liabilities	(220)	(102)	(144)
(Increase) decrease in other non-current assets	40	6	33
Exchange differences	5	3	5
Other items	(4)	3	3
Net cash provided by (used for) operating activities	761	851	756

Cash flows from investing activities:
Purchase of identified intangible assets	(55)	(32)	(51)
Capital expenditures on property, plant and equipment	(185)	(226)	(201)
Insurance recoveries received for equipment damage	—	2	—
Proceeds from the disposals of property, plant and equipment	1	2	1
Proceeds of short-term deposits	—	9	—
Purchase of investments	—	(34)	(4)
Proceeds from the sale of investments	—	5	—
Net cash provided by (used for) investing activities	(239)	(274)	(255)

Cash flows from financing activities:
Repurchase of long-term debt	—	(1,000)	—
Dividends paid to common stockholders	(260)	(261)	(264)
Proceeds from issuance of common stock through stock plans	3	37	1
Purchase of treasury shares and restricted stock unit withholdings	(310)	(303)	(302)
Other, net	—	(1)	—
Net cash provided by (used for) financing activities	(567)	(1,528)	(565)

Effect of changes in exchange rates on cash positions	(4)	(3)	(3)
Increase (decrease) in cash and cash equivalents	(49)	(954)	(67)
Cash and cash equivalents at beginning of period	2,908	3,862	3,930
Cash and cash equivalents at end of period	2,859	2,908	3,863

Net cash paid during the period for:
Interest	86	38	86
Income taxes, net of refunds	193	198	239
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	1	2	1
Book value of these assets	(1)	—	—
Non-cash investing activities:
Non-cash capital expenditures	166	223	165

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023
GAAP Gross Profit	$1,792	$1,783	$1,881
PPA Effects	(12)	(12)	(14)
Restructuring	(4)	(3)	—
Share-based compensation	(15)	(15)	(13)
Other incidentals	(10)	(5)	(18)
Non-GAAP Gross Profit	$1,833	$1,818	$1,926
GAAP Gross margin	57.3%	57.0%	57.0%
Non-GAAP Gross margin	58.6%	58.2%	58.4%
GAAP Research and development	$(594)	$(564)	$(589)
Restructuring	(4)	(3)	—
Share-based compensation	(58)	(58)	(51)
Other incidentals	—	(1)	(1)
Non-GAAP Research and development	$(532)	$(502)	$(537)
GAAP Selling, general and administrative	$(270)	$(306)	$(274)
PPA effects	(1)	—	—
Restructuring	2	(1)	—
Share-based compensation	(41)	(42)	(38)
Other incidentals	(2)	(29)	(2)
Non-GAAP Selling, general and administrative	$(228)	$(234)	$(234)
GAAP Operating income (loss)	$896	$856	$937
PPA effects	(41)	(63)	(95)
Restructuring	(6)	(7)	—
Share-based compensation	(114)	(115)	(102)
Other incidentals	(14)	(39)	(21)
Non-GAAP Operating income (loss)	$1,071	$1,080	$1,155
GAAP Operating margin	28.7%	27.4%	28.4%
Non-GAAP Operating margin	34.3%	34.5%	35.0%
GAAP Income tax benefit (provision)	$(154)	$(141)	$(158)
Income tax effect	15	30	22
Non-GAAP Income tax benefit (provision)	$(169)	$(171)	$(180)
GAAP Net income (loss) attributable to stockholders	$658	$639	$698
PPA Effects	(41)	(63)	(95)
Restructuring	(6)	(7)	—
Share-based compensation	(114)	(115)	(102)
Other incidentals	(14)	(39)	(21)
Other adjustments:
Adjustments to financial income (expense)	(8)	(6)	(1)
Income tax effect	15	30	22
Results relating to equity-accounted investees	(3)	(1)	(1)
Non-GAAP Net income (loss) attributable to stockholders	$829	$840	$896

($ in millions except share data)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023
GAAP net income (loss) per common share attributable to stockholders - diluted	$2.54	$2.47	$2.67
PPA Effects	(0.16)	(0.24)	(0.37)
Restructuring	(0.02)	(0.03)	—
Share-based compensation	(0.44)	(0.44)	(0.39)
Other incidentals	(0.06)	(0.15)	(0.08)
Other adjustments:
Adjustments to financial income (expense)	(0.03)	(0.02)	—
Income tax effect	0.06	0.11	0.08
Results relating to equity-accounted investees	(0.01)	—	—
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.20	$3.24	$3.43

NXP Semiconductors
Table 5: Financial Reconciliation of GAAP to non-GAAP Financial income (expense) (unaudited)

($ in millions)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023
GAAP Financial income (expense)	$(75)	$(70)	$(74)
Foreign exchange loss	(2)	(1)	(3)
Other financial expense	(6)	(5)	2
Non-GAAP Financial income (expense)	$(67)	$(64)	$(73)

NXP Semiconductors
Table 6: Financial Reconciliation of GAAP to non-GAAP Other income (expense) (unaudited)

($ in millions)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023
GAAP Other income (expense)	$(4)	$(6)	$—
Other incidentals	(2)	(4)	—
Non-GAAP Other income (expense)	$(2)	$(2)	$—

NXP Semiconductors
Table 7: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023
GAAP Net income (loss)	$664	$644	$704
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	75	70	74
(Benefit) provision for income taxes	154	141	158
Depreciation	146	145	162
Amortization	67	90	119
EBITDA (Non-GAAP)	$1,106	$1,090	$1,217
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees	3	1	1
Restructuring	6	7	—
Share-based compensation	114	115	102
Other incidental items	14	39	21
Adjusted EBITDA (Non-GAAP)	$1,243	$1,252	$1,341
Trailing twelve month adjusted EBITDA (Non-GAAP)	5,297	5,395	5,437

($ in millions)	Three months ended
	June 30, 2024	March 31, 2024	July 2, 2023
Net cash provided by (used for) operating activities	$761	$851	$756
Net capital expenditures on property, plant and equipment	(184)	(224)	(200)
Non-GAAP free cash flow	$577	$627	$556
Trailing twelve month non-GAAP free cash flow	$2,954	$2,933	$2,643
Trailing twelve month non-GAAP free cash flow as percent of Revenue	23%	22%	20%